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                                                                   EXHIBIT 10.42



                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT



     THIRD AMENDMENT to employment agreement by and between Advanced Technology Laboratories, Inc., a Washington corporation (the "Company"), and Dennis C. Fill (the "Executive") effective as of the date of its approval by the Compensation Committee of the Board of Directors of the Company.

                                  WITNESSETH:

     WHEREAS, the Executive has for the past ten years served the Company as its Chairman of the Board and Chief Executive Officer; and

     WHEREAS, the Executive has long intended that he would retire from these positions at age sixty-five, the age he attained in July, 1994; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the benefit of the continued services of the Executive through his retirement date so as to best enable the Company to achieve its current business and financial objectives for the good of the Company, its shareholders and employees;

     NOW, THEREFORE, the Company and the Executive agree as follows:

1.  Certain Definitions

     a. A "Change of Control" shall mean a change of control of the Company as defined in section 2 of the "EMPLOYMENT AGREEMENT" between the Company and the Executive, dated November 2, 1990, as amended by the FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated May 18, 1992 (together, the "Employment Agreement").

2.  Employment Period

     The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Third Amendment, for the period commencing as of the effective date of this Third Amendment and ending on the date of Executive's retirement (the "Employment Period") in the executive capacity of Chairman of the Board (subject to election by the shareholders of the Company at its annual general meetings) and Chief Executive

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Dennis C. Fill Employment Agreement                                  July, 1996
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Officer of the Company, subject to the general supervision of the Board as required by the Washington business corporation act. Removal of the Executive from, or non-election of the Executive to the Board by the Company's shareholders or the Board, as provided in the Company's by-laws and certificate of incorporation, shall in no event be deemed a breach of this Third Amendment by the Company, provided, however that if the Executive continues to be an employee of the Company but ceases to be a member of the Board, the Company shall thereafter invite the Executive to all meetings of the Board, provided the Executive with written notice thereof as with each such meeting and provide the Executive with access, upon request, to all information, records and documents of the Company to which a director of the Company is legally entitled.

3.  Terms of Employment

     a.  Position and Duties.  During the Employment Period, the Executive's
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position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be in accordance with Section 2 above. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Third Amendment for the Executive to (a) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Third Amendment. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     b.  Compensation.
         ------------
     (i)  Base Salary.  During the Employment Period, The Executive shall
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receive an annual base salary set by the Compensation Committee of the Board
(the "Compensation Committee") which, at the effective date of this Third Amendment, is Five Hundred Seventy Five Thousand Dollars ($575,000) (the

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Dennis C. Fill Employment Agreement                                  July, 1996
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"Base Salary") which shall be paid in equal installments in accordance with the
Company's regular payroll practices.

          (ii)  Bonuses.  The Executive shall receive an annual bonus for each
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fiscal year during the Employment Period at the time bonuses to other officers of the Company are paid or payable for such fiscal years as determined by the Compensation Committee.

          (iii)  Employee Benefits.  The Executive shall be entitled to
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participate in the incentive, savings, retirement, fringe benefit, vacation, and welfare benefit plans of the Company, receive prompt reimbursement of expenses, and an office and support staff, all as specified in Section 4(b)(iii) through 4(b)(viii) of the Employment Agreement which are incorporated herein as Section 3(b)(iii) of this Third Amendment.

In consideration of the continued provision of his services to the Company during the Employment Period, the Executive shall also receive:

          (iv) a grant of 50,000 shares of the Company's restricted common stock which has previously been awarded with a grant date of July 4, 1994. This grant will vest in its entirety on the earlier of (i) Executive's death, or (ii) the day following Executive's retirement date, except that, if a Change of Control shall occur during the term of this Third Amendment, then this grant will vest on the date on which the Change of Control occurs; and

          (v) a five year consulting agreement with the Company commencing on the day following Executive's retirement date and at a rate of $375,000 per annum, payable quarterly, and subject to maintenance by the Executive of his availability to provide consulting services at reasonable times and places to the Company and to his continued agreement not to compete with the Company by serving an entity which is in the same business as the Company during such five year period; and

          (vi) during the term of this Third Amendment and for the remainder of the Executive's life, life insurance coverage in the amount of $300,000, and payable to a beneficiary or beneficiaries designated by the Executive or, failing such designation, to the Executive's estate.

4.  Termination of Employment

     a. In the event of the death or disability of the Executive, this Third Amendment shall terminate in accordance with the provisions of Section 5(a) of the Employment Agreement, which is incorporated herein as Section 4a of this Third Amendment. In addition thereto,

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Dennis C. Fill Employment Agreement                                  July, 1996
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         (i) if the termination is due to the Executive's death, the Executive shall receive an immediate vesting as of the date of death of all of the Company stock options and restricted stock previously awarded to Executive but unvested as of such date.

         (ii) If the termination is due to disability of the Executive, the Executive shall receive:

               (1) a vesting as of the Disability Effective Date of all of the Company stock options and restricted stock previously awarded to Executive but unvested as of such date; and

               (2) the five year consulting agreement of Section 3(b)(v) shall commence as of the Disability Effective Date and shall be subject to the ability of the Executive to provide such consulting services; and

               (3) the life insurance coverage of Section 3(b)(vi) shall be provided by the Company.

     b. The Company may terminate the Executive's employment during the Employment Period only for Cause in accordance with the provisions of Section 5(b) of the Employment Agreement, which is incorporated herein as Section 4b of this Third Amendment.

     c.  Section 5(d), Notice of Termination, and Section 5(e), Date of
                       ---------------------                    -------
Termination, of the Employment Agreement are incorporated herein as Section 4c
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of this Third Amendment. Reference therein to Section 12(b) for the manner of serving notice shall be taken to refer to Section 7 of this Third Amendment.

5.  Successors

     Section 11, Successors, of the Employment Agreement is incorporated herein as Section 5 of this Third Amendment.

6.  Miscellaneous

     The following paragraphs of Section 12, Miscellaneous, of the Employment agreement are incorporated herein as Section 6 of this Third Amendment: 12(a) ("choice of law"), 12(c) ("severability"), 12(d) ("tax withholding"), and 12(e) ("no waiver").

7.  Notice

     All notices and other communications permitted or required hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or


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Dennis C. Fill Employment Agreement                                  July, 1996
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certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Dennis C. Fill
     Unit 2A
     5505 Lake Washington Blvd. NE
     Kirkland, WA 98033

     If to the Company:

     W. Brinton Yorks, Jr., Corporate Secretary
     Advanced Technology Laboratories, Inc.
     22100 Bothell Everett Highway SE
     P.O. Box 3003
     Bothell, WA  98041-3003

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

8.  Exhibits

     The Employment Agreement is attached hereto as an exhibit to this Third Amendment.

9.  Termination of Second Amendment

     The Second Amendment to Employment Agreement between Executive and the Company shall terminate upon the effectiveness of this Third Amendment to Employment Agreement.


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Dennis C. Fill Employment Agreement                                  July, 1996
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    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                               /s/ Dennis C. Fill
                              ___________________________
                                   Dennis C. Fill


                              ADVANCED TECHNOLOGY
                              LABORATORIES, INC.


                              By: /s/ Kirby L. Cramer
                                 ________________________
                                   Kirby L. Cramer
                                   Chairman
                                   Compensation Committee
                                   Board of Directors of
                                   Advanced Technology
                                     Laboratories, Inc.

Dated:  July 25, 1996

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Dennis C. Fill Employment Agreement                                  July, 1996